EXHIBIT 1
                                   AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into this 12th day of June, 1996, between Lacy Distribution, Inc., an Indiana corporation ("Lacy"), LDI, Ltd., an Indiana limited partnership ("LDI"), LDI Management, Inc., an Indiana corporation ("LDIM"), and Andre B Lacy.

                               W I T N E S S E T H

     WHEREAS, Lacy and LDI have entered into a Stock Purchase Agreement (the "Purchase Agreement") with Maxco, Inc., a Michigan corporation ("Seller"), whereby Lacy has agreed to purchase, and Seller has agreed to sell, subject to the satisfaction of certain conditions, terms and provisions, Four Million Forty Five Thousand (4,045,000) shares of common stock, no par value (the "Shares"), of FinishMaster, Inc., a Michigan corporation ("Issuer"), owned by Seller.

     WHEREAS, the Shares, which represent Seller's total ownership of Issuer, constitute approximately 67.4% of the total issued and outstanding shares of common stock of Issuer.

     WHEREAS, Lacy is a wholly-owned subsidiary of LDI.

     WHEREAS, LDI has two general partners: (i) LDIM, which serves as the managing general partner, and (ii) Andre B. Lacy.

     NOW, THEREFORE, in consideration of their mutual promises contained herein, and intending to be legally bound, Lacy, LDI, LDIM and Andre B. Lacy agree as follows:

          1. Pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Lacy, LDI, LDIM and Andre B. Lacy agree to jointly prepare and file a Schedule 13D with the Securities Exchange Commission ("SEC") and the New York Stock Exchange, and to deliver a copy of such Schedule 13D to the Issuer.

          2. Lacy hereby represents and warrants to LDI, LDIM and Andre B. Lacy that the information provided in the Schedule 13D concerning Lacy is complete and accurate to the best knowledge of Lacy.

          3. LDI hereby represents and warrants to Lacy, LDIM and Andre B. Lacy that the information provided in the Schedule 13D concerning LDI is complete and accurate to the best knowledge of LDI.

          4. LDIM hereby represents and warrants to Lacy, LDI and Andre B. Lacy that the information provided in the Schedule 13D concerning LDIM is complete and accurate to the best knowledge of LDIM.

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          5. Andre B. Lacy hereby  represents and warrants to Lacy, LDI and LDIM that the information provided in the Schedule 13D concerning Andre B. Lacy is complete and accurate to the best knowledge of Andre B. Lacy.

          6. Lacy, LDI, LDIM and Andre B. Lacy agree to file jointly any and all amendments to the Schedule 13D required by the Exchange Act, and the rules and regulations thereunder.

          EXECUTED and ENTERED as of the date first written above.


                                      LACY DISTRIBUTION, INC.

                                      By:      /s/ Andre B. Lacy
                                               ---------------------------
                                      Name:    Andre B. Lacy
                                      Title:   Chairman, President & CEO



                                      LDI, LTD.


                                      By:      LDI MANAGEMENT, INC., as managing
                                               general partner


                                      By:      /s/ Andre B. Lacy
                                               ---------------------------
                                      Name:    Andre B. Lacy
                                      Title:   Chairman, President & CEO



                                      LDI MANAGEMENT, INC.

                                      By:      /s/ Andre B. Lacy
                                               ---------------------------
                                      Name:    Andre B. Lacy
                                      Title:   Chairman, President & CEO



                                               /s/ Andre B. Lacy
                                               ---------------------------
                                               Andre B. Lacy

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